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                                                                EXHIBIT 10.18
                         TEXAS ASSOCIATION OF REALTORS
                                COMMERCIAL LEASE

         This lease agreement is made and entered into by and between Ron Chase d/b/a Chase Properties (Landlord) and Eagle Geophysical/Seitel Geophysical (Tenant). Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain property with the improvements thereon, containing approximately 7500 square feet, hereinafter called the "leased premises", known as, 3713 U.S. 59, Rosenberg, Texas (Address), Lot ___________________, Block
_________________ Addition, City of _________________________________, Fort
Bend County, Texas; or as more particularly described Wow or on attached exhibit:

         1 Acre tract of land out of the southwest corner of a 13.937 acre tract in the Emma Mayer Survey, Abstract 701, out of the H. & T. C. R.R. Survey Section 8, Fort Bend County, Texas.

         The primary term of this lease shall be 12 months commencing on the 15 day of April, 1994 and ending on the 14 day of April, 1995, upon the following terms, conditions, and covenants:

1. TAXES. Each year during the term of this lease, Landlord shall pay real estate taxes assessed against the leased premises in an amount equal to the total real estate taxes assessed against the leased premises in the base year. Each year during the term of this lease, Tenant shall pay as additional rental, upon receipt of a statement from Landlord together with tax statements or other verification from the proper taxing authority, his pro rata share of any increase in real estate taxes over the base year on the property of which the leased premises is a part. Any increase in real estate taxes for a fractional year shall be prorated. The base year shall be 93.

2. UTILITIES. Tenant shall pay all charges for utility services to the leased premises except for _______________ which shall be paid by the Landlord.

3. HOLDING OVER. Failure of Tenant to surrender the leased premises at the expiration of the lease constitutes a holding over which shall be construed as a tenancy from month to month at a rental of $1,625.00 per month.

4. RENT. Tenant agrees to and shall pay Landlord at P.O. Box 1187, County of Fort Bend, Texas, or at such other place landlord shall designate from time to time in writing, as rent for the leased premises, the total sum of $19,500.00, payable without demand in equal monthly payments of $1,625.00, each in advance on or before the 15th day of each month, commencing on April 15, 1994, and continuing thereafter until the total sum shall be paid. Adjustment to the rent, if any, for rent escalators, for percentage of net





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         rent, or for increases in building operation costs (including but not limited to insurance, custodial services, maintenance and utilities) shall be as set forth in an attached addendum. Rent received after the first day of the month shall be deemed delinquent. If rent is not received by Landlord by the ____________ of each month, Tenant shall pay a late charge of $_____ plus a penalty of $20.00 per day until rent is received in full. Tenant shall pay $25.00 for each returned check.

5. USE. Tenant shall use the leased premises for the following purpose and no other: Home base for Geophysical crew.

6. SECURITY DEPOSIT. Tenant shall pay to Landlord a security deposit in the sum of $1,625.00, payable on or before the commencement of this lease for Tenant's faithful performance hereunder. Refund thereof shall be made upon performance of this lease agreement by Tenant, minus any assessments or damages unless Landlord and Tenant provide otherwise in Special Provisions.

7. INSURANCE. Landlord shall pay for fire and extended coverage insurance on the buildings and other improvements on the leased premises in an amount not less than $75,000.00, which amount shall be increased yearly in proportion to the increase in market value of the premises. If Landlord provides any insurance herein, Tenant shall pay to Landlord, during the term hereof, the amount of any increase in premiums for the insurance required over and above such premiums paid during the first year of this lease. Tenant shall provide public liability and property damage insurance for its business operations on the leased premises in the amount of $300,000/500,000 which policy shall cover the Landlord as well as the Tenant. Said insurance policies required to be provided by Tenant herein shall name Landlord as an insured and shall be issued by an insurance company approved by Landlord. Tenant shall provide Landlord with certificates of insurance evidencing the coverage required herein. Tenant shall be solely responsible for fire and casualty insurance on Tenant's property on or about the leased premises. If Tenant does not maintain such insurance in full force and effect, Landlord may notify Tenant of such failure and if Tenant does not deliver to Landlord within 15 days after such notice certification showing all such insurance to be in full force and effect, Landlord may at his option, take out the necessary insurance to comply with the provision hereof and pay the premiums on the items specified in such notice, and Tenant covenants thereupon on demand to reimburse and pay Landlord any amount so paid or expended in the payment of the insurance premiums required hereby and specified in the notice, with interest thereon at the rate of 12 percent per annum from the date of such payment by Landlord until repaid by Tenant.

8. CONDITION OF PREMISES. Tenant has examined and accepts the leased premises in its present as is condition as suitable for the purposes for which the same are leased, and does hereby accept the leased premises regardless of reasonable deterioration between the date of this lease and the date Tenant begins occupying the leased premises unless





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         Landlord and Tenant agree to repairs or refurbishment as noted in
         Special Provisions.

9. MAINTENANCE AND REPAIRS. Landlord shall keep the foundation, the exterior walls (except glass; windows; doors; door closure devices; window and door frames, molding, locks, and hardware; and interior painting or other treatment of exterior walls), and the roof of the leased premises in good repair except that Landlord shall not be required to make any repairs occasioned by the act or negligence of Tenant, its employees, subtenants, licensees and concessionaires. Tenant is responsible for maintenance of the common area and common area equipment. If Landlord is responsible for any such repair and maintenance, Tenant agrees to give Landlord written notice of needed repairs. Landlord shall make such repairs within a reasonable time. Tenant shall notify Landlord immediately of any emergency repairs. Tenant shall keep the leased premises in good, clean condition and shall at its sole cost and expense, make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Landlord under this section. If any repairs required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result by reason of such repairs, and Tenant shall pay to Landlord upon demand as additional rent hereunder the cost of such repairs plus interest. At the termination of this lease, Tenant shall deliver the leased premises in good order and condition, normal wear and tear excepted.

10. ALTERATIONS. All alterations, additions and improvements, except trade fixtures, installed at expense of Tenant, shall become the property of Landlord and shall remain upon and be surrendered with the leased premises as a part thereof on the termination of this lease. Such alterations, additions, and improvements may only be made with the prior written consent of Landlord, which consent shall not be unreasonably withheld. If consent is granted for the making of improvements or alterations to the leased premises, such improvements and alterations shall not commence until Tenant has furnished to Landlord a certificate of insurance showing coverage in an amount satisfactory to Landlord protecting Landlord from liability for injury to any person and damage to any personal property, on or off the leased premises, in connection with the making of such improvements or alterations. No cooling tower, equipment, or structure of any kind shall be placed on the roof or elsewhere on the leased premises by Tenant without prior written permission of Landlord. If such permission is granted, such work or installation shall be done at Tenant's expense and in such a manner that the roof shall not be damaged thereby. If it becomes necessary to remove such cooling tower, equipment or structure temporarily, so that repairs to the roof can be made, Tenant shall promptly remove and reinstall the cooling tower, equipment or structure at Tenant's expense and repair at Tenant's expense any damage resulting from such removal or reinstallation. Upon termination of this lease, Tenant shall remove or cause to be removed from the roof any such cooling tower, equipment or structure if directed to do so by Landlord. Tenant shall promptly repair at its expense any damages resulting from such removal.





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         At the termination of this lease, Tenant shall deliver the leased premises in good order and condition, natural deterioration only excepted. Any damage caused by the installation or removal of trade fixtures shall be repaired at Tenant's expense prior to the expiration of the lease term. All alterations, improvements, additions, and repairs made by Tenant shall be made in good and workmanlike manner.

11. COMPLIANCE WITH LAWS AND REGULATIONS. Tenant shall, at its own expense, comply with all laws, orders, and requirements of all governmental entities with reference to the use and occupancy of the leased premises. Tenant and Tenant's agents, employees and invitees shall fully comply with any rules and regulations governing the use of the buildings or other improvements to the leased premises as required by Landlord. Landlord may make reasonable changes in such rules and regulations from time to time as deemed advisable for the safety, care and cleanliness of the leased premises, provided same are in writing and are not in conflict with this lease.

12. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this lease nor sublet the leased premises or any interest therein without first obtaining the written consent of Landlord. An assignment or subletting without the written consent of Landlord shall be void and shall, at the option of Landlord, terminate this lease.

13. DESTRUCTION. In the event the leased premises is partially damaged or destroyed or rendered partially unfit for occupancy by fire or other casualty, Tenant shall give immediate notice to Landlord. Landlord may repair the damage and restore the leased premises to substantially the same condition as immediately prior to the occurrence of the casualty. Such repairs shall be made at Landlord's expense unless due to Tenant's negligence. Landlord shall allow Tenant a fair reduction of rent during the time the leased premises are partially unfit for occupancy. If the leased premises are totally destroyed or deemed by the Landlord to be rendered unfit for occupancy by fire or other casualty, of if Landlord shall decide not to repair or rebuild, this lease shall terminate and the rent shall be paid to the time of such casualty.

14. TENANT DEFAULT. If Tenant abandons the premises or otherwise defaults in the performance of any obligations or covenants herein, Landlord may enforce the performance of this lease in any manner provided by law. This lease may be terminated at Landlord's discretion if such abandonment or default continues for a period of 10 days after Landlord notifies Tenant of such abandonment or default and of Landlord's intention to declare this lease terminated. Such notice shall be sent by Landlord to Tenant at the leased premises by certified mail or otherwise. If Tenant has not completely removed or cured default within the 10-day period, this lease shall terminate. Thereafter, Landlord or its agents shall have the right, without further notice or demand, to enter the leased premises and remove all persons and property without being deemed guilty of trespass and without waiving any other remedies for arrears of rent or breach of covenant. Upon abandonment or default by the Tenant, the remaining unpaid portion of the rental from paragraph 4 herein, shall become due and payable.





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15.      LIEN. Landlord is granted an express contractual lien, in addition to any lien provided by law, and a security interest in all property of Tenant found on the leased premises to secure the compliance by Tenant with all terms of this lease. In the event of default, Landlord or its agents may peaceably enter the leased premises and remove all property and dispose of same as Landlord shall see it fit.

16. SUBORDINATION. Landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of Trust, or other lien hereafter placed on the demised premises and Tenant agrees on demand to execute such further instruments subordinating this lease as Landlord may request, provided such subordination shall be on the express condition that this lease shall be recognized by the mortgagee, and the rights of Tenant shall remain in full force and effect during the term of this lease so long as Tenant shall continue to perform all of the covenants and conditions of this lease.

17. INDEMNITY. Landlord and its employees and agents shall not be liable to Tenant or to Tenant's employees, patrons, visitors, invitees, or any other persons for any injury to any such persons or for damage to personal property caused by an act, omission, or neglect of Tenant or Tenant's agents or of any other tenant of the premises of which the leased premises is a part. Tenant agrees to indemnify and hold Landlord and its employees and agents harmless from any and an claims for such injury and damages, whether the injury occurs on or off the leased premises.

18. SIGNS. Tenant shall not post or paint any signs at, on, or about the leased premises or paint the exterior walls of the building except with the prior written consent of the Landlord. Landlord shall have the right to remove any sign or signs in order to maintain the leased premises or to make any repairs or alterations thereto.

19. TENANT BANKRUPTCY. If Tenant becomes bankrupt or makes voluntary assignment for the benefit of creditors or if a receiver is appointed for Tenant, Landlord may terminate this lease by giving five (5) days written notice to Tenant of Landlord's intention to do so.

20. CONDEMNATION. If the whole or any substantial part of the leased premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or should the leased premises be sold to a condemning authority under threat of condemnation, this lease shall terminate and the rent shall be abated during the unexpired portion of the lease effective from the date of the physical taking of the leased premises.





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21.      BROKER'S FEE. Travis Reese, Broker and Joe Roberts, Co-Broker, as Real
         Estate Broker (the Broker), has negotiated this lease and Landlord agrees to pay Broker in Fort Bend County, Texas, upon commencement of this lease, a negotiated fee of $______________ or 6% of the total rental provided for in this lease to be divided as follows: Travis Reese 2%, Mellon Real Estate 2%, Joe Roberts 2%. In the event this lease is extended, expanded or renewed, Landlord agrees to pay Broker
         an additional negotiated fee of    $_______________ or 6% of the total
         rental for such extension, expansion or renewal period, payable at the time of commencement of such extension, expansion or renewal, said fee to be divided as follows: Reese 2%, Mellon 2%, Roberts 2%. Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this lease excepting only Reese, Mellon and Roberts and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. If Tenant during the term of this Lease, or any extension, expansion or renewal period thereof, or within days of the expiration of this Lease, or any extension, expansion or renewal period thereof, or within 90 days of the expiration of this Lease, or any extension, expansion or renewal period thereof, purchases the property herein leased, Landlord agrees to pay Broker, Reese, Mellon & Roberts, in
         Fort Bend County, Texas, a negotiated fee of $___________ or _____% of the sales price upon closing of the sale of this property.

22. NOTICES. Notices to Tenant shall be by certified mail or other delivery to the leased premises. Notices to Landlord shall be by certified mail to the place where rent is payable.

23. DEFAULT BY LANDLORD. In the event of breach by Landlord of any covenant, warranty, term or obligation of this lease, then Landlord's failure to cure same or commence a good faith effort to cure same within 10 days after written notice thereof by Tenant shall be considered a default and shall entitle Tenant either to terminate this lease or cure the default and make the necessary repairs and any expense incurred by Tenant shall be reimbursed by the Landlord after reasonable notice of the repairs and expenses incurred. If any utility services furnished by Landlord are interrupted and continue to be interrupted despite the good faith efforts of Landlord to remedy same, Landlord shall not be liable in any respect for damages to the person or property of Tenant or Tenant's employees, agents, or guests, and same shall not be construed as grounds for constructive eviction or abatement of rent Landlord shall use reasonable diligence to repair and remedy such interruption promptly.

24. SIGNS. During the last 30 days of this lease, a "For Sale" sign and/or a "For Lease" sign may be displayed on the leased premises and the leased premises may be shown at reasonable times to prospective purchasers or tenants.

25. RIGHT OF ENTRY. Landlord shall have the right during normal business hours to enter the demised premises; (a) to inspect the general condition and state of repair thereof, (b) to make repairs required or permitted under this lease, or (c) for any other reasonable purpose.





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26.      WAIVER OF BREACH. The waiver by Landlord of any breach of any provision of this lease shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or a different provision of this lease.

27. TIME OF ESSENCE. Time is expressly declared to be of the essence in this lease.

28. BINDING OF HEIRS AND ASSIGNS. Subject to the provisions of this lease pertaining to assignment of the Tenant's interest, all provisions of this lease shall extend to and bind, or inure to the benefit not only of the parties to this lease but to each and every one of the heirs, executors, representatives, successors, and assigns of Landlord or Tenant.

29. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies by this lease agreement are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

30. TEXAS LAW TO APPLY. This agreement shall be construed under and in accordance with the laws of the State of Texas.

31. LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

32. PRIOR AGREEMENTS SUPERCEDED. This agreement constitutes the sole and only agreement of the parties to this lease and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this lease.

33. AMENDMENT. No amendment, modification, or alteration of the terms hereof shall be binding unless it is in writing, dated subsequent to the date hereof, and duly executed by the parties.

34. ATTORNEYS FEES. Any signatory to this lease agreement who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this lease agreement or this transaction shall be additionally entitled to recover court costs, reasonable attorney fees, and all other out-of-pocket costs of litigation, including deposition, travel and witness costs, from the nonprevailing party.

35. SPECIAL PROVISIONS. (This section to include additional factual data not included above.)





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                 (a)      Landlord to grade gravel road leading into property
                          from Fwy feeder maintain during term of this lease.
                 (b) Landlord to paint and clean office area of lease space.
                 (c) Although water well is equipped with a chlorinator, Landlord does not warrant the potability of the water fitness.
                 (d)      See Attached Exhibit A. Special Provision.

         EXECUTED this 10 day of March, 1994.

         TENANT OR TENANTS                        LANDLORD

         Eagle Geophysical/Seitel Geophysical     Chase Properties

         /s/ Jay N. Silverman                     /s/ Ron Chase

         REAL ESTATE BROKER                       REAL ESTATE BROKER

         Reese Real Estate                        Mellon Real Estate

         /s/ [illegible signature]                /s/ [illegible signature]





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                        35.  SPECIAL PROVISION/EXHIBIT A

                       HOLD HARMLESS/HAZARDOUS SUBSTANCES

         To the full extent permitted by applicable law, Lessor hereby agrees to defend, indemnify and hold harmless Lessee and its directors, officers, shareholders, employees, partners, attorneys and agents (collectively called "Indemnified Parties") from and against any and all loss, costs, expense or liability (including attorneys' fees and court costs) incurred by any Indemnified Party in connection with or otherwise arising out of any and all claims or proceedings (whether brought by a private party, governmental agency or otherwise) for bodily injury, property damage, abatement, remediation, natural resource damage, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous substance (herein defined) located upon, migrating into, from or through or otherwise related to the premises (whether or not the release of such materials was caused by Lessor, a tenant or subtenant or Lessor, a prior owner, a tenant or subtenant of any prior owner, a prior operator, a prior generator or transporter or any other party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such hazardous substances or the mere presence of such hazardous substances at the premises) but excluding any hazardous substance disposed of or otherwise released on, to or under the premises during the term of this lease (whether or not the disposal or release of such materials were caused by Lesses).

         To the full extent permitted by applicable law, Lessee hereby agrees to defend, indemnity and hold harmless Lessor form and against any and all loss, costs, expense or liability (including attorneys' fees and court costs) incurred by Lessor in connection with or otherwise arising out of any and all claims or proceedings (whether brought by a private party, governmental agency





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or otherwise) for bodily injury, property damage, abatement, remediation, natural resource damage, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous substance (herein defined) located upon, __________ into, from or through or otherwise placed upon on beneath the premises during the term of this lease (whether or not the release of such materials was caused by Lessee, and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such hazardous substances or the mere presence of such hazardous substances at the premises), but excluding any hazardous substance disposed of or otherwise released on, to, or under the premises before the term of this lease (whether or not the disposal or release of such materials was caused by Lessor).

         Lessee specifically agrees that it will not dispose of, store, release, or in any way locate any hazardous substance upon the leased premises during the term of this lease or at any other time.

         Lessor reserves any rights Lessor may have under applicable law to pursue civil or criminal remedies against any employees, agents or representatives of Lessee, or against any other persons, who took part in the disposal or release of any hazardous substance on, to, or under the leased premises during the term of this lease.

         As used herein, the term "hazardous substances" shall mean any hazardous or toxic substance, waste pollutant or contaminated material including, without limitation, those substances within the scope of any federal, state, special district, regional, county or local environmental laws, regulations or ordinances, including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and





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Liability act, as amended, the Superfund Amendment and Reauthorization Act of
1986, as amended, the Federal Board of Pollution Control Act, as amended, the Clean Air Act, as amended, and the Safe Drinking Water Act, as amended. The provisions contained in this Article X shall survive the expiration of the term of this Lease and shall, notwithstanding the provisions of Articles II or XV of this lease, continue to be binding upon and enforceable against Lessor or Lessee (depending upon when the hazardous substance was disposed of or otherwise released on, to, or under the leased premises) notwithstanding any subsequent assignment of Lessor's interest in or to the premises to any third party.





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